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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

             Current report pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of report (Date of earliest event reported):          December 26, 1997


                         FIDELITY NATIONAL CORPORATION
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               (Exact name of Registrant as Specified in Charter)

Georgia                             0-22374                          58-1416811
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 (State or other           (Commission File Number)              (IRS Employer
  jurisdiction                                                   Identification
of incorporation)                                                    Number)

             3490 Piedmont Road, Suite 1550, Atlanta, Georgia 30305
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                    (Address of Principal Executive Offices)

Registrant's Telephone Number, including area code:  (404) 240-1504
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Item 5.  Other Events.

         On December 26, 1997, Fidelity National Corporation ("Company") closed the sale of the Common Stock pursuant to a public offering upon the exercise of the over-allotment option granted to the Underwriters of 450,000 of the Common Stock. The public offering price was $7.50 per share. The Company, on December 12, 1997, closed the sale of 3,000,000 shares of Common Stock in the same public offering. The shares of Common Stock were offered pursuant to Registration Statement No. 333-36377. The net proceeds of these sales, before deducting expenses, to the Company was $24,063,750; of which $17 million was invested in the capital of Fidelity National Bank ("Bank"). As a result of the investment in the capital of the Bank, the Bank has exceeded the capital levels specified in the agreement dated November 14, 1996 between the Bank and the Office of the Comptroller of the Currency.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            FIDELITY NATIONAL CORPORATION
                                                     (Registrant)

                                            By:  /s/ James B. Miller, Jr.
                                                 -----------------------------
                                                     James B. Miller, Jr.
                                                          Chairman

Date:   January 6, 1998


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